UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NASCENT WINE COMPANY, INC.
(Name of small business issuer in its charter)

Nevada	5182	82-0576512
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5440 West Sahara Avenue, Suite 202
Las Vegas, Nevada 89146
(702) 580-8565
(Address and telephone number of principal executive offices and principal place of business)

Patrick Deparini
5440 West Sahara Avenue, Suite 202
Las Vegas, Nevada 89146
(702) 580-8565
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
1924 Ivy Point Lane
Las Vegas, Nevada 89134
(702) 265-5680

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [  ]_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [  ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [  ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	$75,000.00	$0.03	$75,000.00	$9.20

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Nascent Wine Company, Inc.

2,500,000 Shares of Common Stock

$0.03 per share

Nascent Wine Company, Inc. is offering on a best-efforts basis a minimum of 800,000 and a maximum of 2,500,000 shares of its common stock at a price of $0.03 per share.  The shares are intended to be sold directly through the effort of Mr. Patrick Deparini, an officer and director of NWC.  See “Plan of Distribution” on page 12.

The proceeds from the sale of the shares in this offering will be payable to Wendy E. Miller, Esq. Escrow Account fbo Nascent Wine Company.  All subscription funds will be held in the Escrow Account pending the achievement of the Minimum Offering and no funds shall be released to Nascent Wine Company, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See “Plan of Distribution.”

The offering shall terminate on the earlier of (i) the date when the sale of all 2,500,000 shares is completed or (ii) ninety days from the date of this prospectus.  Nascent Wine Company, Inc. in its sole discretion may terminate the offering prior to ninety days from the date of this prospectus even if more than the minimum amount of proceeds but less than the maximum has been raised.  We will not extend the offering period beyond 90 days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Nascent Wine Company, Inc.'s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.03	$0.00	$0.03
Minimum	800,000	$24,000	$0.00	$24,000
Maximum	2,500,000	$75,000	$0.00	$75,000

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  Nascent does not plan to use this offering prospectus before the effective date.

                                                                                Nascent Wine Company, Inc.

5440 West Sahara Avenue, Suite 202
Las Vegas, Nevada 89146
(702) 580-8565

The date of this Prospectus is November 22, 2004

TABLE OF CONTENTS

PAGE

INFORMATION REQUIRED IN PROSPECTUS

4

SUMMARY INFORMATION AND RISK FACTORS

 4

USE OF PROCEEDS

10

DETERMINATION OF OFFERING PRICE

11

DILUTION

11

SELLING SECURITY HOLDERS

12

PLAN OF DISTRIBUTION

12

LEGAL PROCEEDINGS

13

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

14

DESCRIPTION OF SECURITIES

15

INTEREST OF NAMED EXPERTS AND COUNSEL

16

DISCLOSURE OF COMMISSION POSITION OF

16

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

16

ORGANIZATION WITHIN LAST FIVE YEARS

16

DESCRIPTION OF BUSINESS

17

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATION

19

DESCRIPTION OF PROPERTY

22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

22

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

22

EXECUTIVE COMPENSATION

23

FINANCIAL STATEMENTS

25

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

49

ON ACCOUNTING AND FINANCIAL DISCLOSURE.

49

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

50

INDEMNIFICATION OF DIRECTORS AND OFFICERS

50

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

50

RECENT SALES OF UNREGISTERED SECURITIES

51

EXHIBITS

51

UNDERTAKINGS

52

SIGNATURES

53

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Nascent Wine Company, Inc. (“Nascent Wine” or the “Company”) was incorporated in the state of Nevada on December 10, 2002.  Our goal is to act as a broker in the distribution of limited-production wines.  We intend to focus our efforts on “boutique” wineries, which each typically produce less than an aggregate of 10,000 12-bottle cases per annum.

As of the date of this prospectus, we have 3,500,000 shares of $0.001 par value common stock issued and outstanding.

Our administrative offices are located at 5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146, telephone (702) 580-8565.

Our fiscal year end is December 31.

THE OFFERING

Nascent Wine Company is offering on a self-underwritten basis a minimum of 800,000 and a maximum of 2,500,000 shares of its common stock at a price of $0.03 per share.  The proceeds from the sale of the shares in this offering will be payable to “Wendy E. Miller, Esq. Escrow Account fbo Nascent Wine Company.”  All subscription agreements and checks should be delivered to Wendy E. Miller, Esq.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in escrow pending the achievement of the Minimum Offering and no funds shall be released to Nascent Wine Company until such a time as the minimum proceeds are raised (see “Plan of Distribution”).  If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty (30) days of the close of the offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,500,000 shares is completed or (ii) ninety (90) days from the date of this prospectus.  Notwithstanding the conditions (i) and (ii) above, Nascent Wine Company in its sole discretion may terminate the offering prior to ninety (90) days from the date of this prospectus by a unanimous vote of Nascent Wine Company’s Board of Directors.

Nascent Wine Company will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing and general working capital.

Nascent Wine Company’s Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 5 and "Dilution" on page 11 before making an investment in our stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

			December 10, 2002
	For the Nine Months Ended		(Inception) to
	September 30,		September 30,
	2004	2003	2004

Revenue	$-	$-	$-

Expenses:
General and administrative expenses	5	1,890	2,387
Deprecation expense	321	321	749
Total Expenses	326	2,211	3,136

Net (loss)	$(326)	$(2,211)	$(3,136)
Net (loss) per share outstanding	$(0.00)	$(0.00)	$(0.00)

Balance sheets data

		December 31,
	September 30, 2004	2003
ASSETS

Cash	$105	$110
Total current assets	105	110

Fixed assets, net of depreciation	362	683

Total assets	$467	$793

LIABILITIES AND STOCKHODLERS’ EQUITY

Current liabilities	$-	$-

Preferred stock	-	-
Common stock	3,500	3,500
Additional paid-in capital	103	103
(Deficit) accumulated during development stage	(3,136)	(2,810)
Total stockholder’s equity	467	793

Total liabilities and stockholder’s equity	$467	$793

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Investors may lose their entire investment if we fail to implement our business plan.

As a development-stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on December 10, 2002.  We have no demonstrable operations record, on which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  We cannot guarantee that we will be successful in accomplishing our objectives.

We have yet to commence planned operations.  As of the date of this prospectus, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

Our independent auditors have qualified their report to express substantial doubt about our company’s ability to continue as a going concern.

Nascent Wine Company has yet to commence its planned operations.  As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

Competitors with more resources may force us out of business.

The wine and spirits wholesale distribution industry is highly competitive.  Our competitors are significantly larger and have substantially greater financial, distribution, marketing and other resources and have achieved recognition for their brands and for their portfolios of wine.  Competition by existing and future competitors could result in an inability to secure supplier, wholesaler and retailer relationships.  We cannot assure you that we will be able to compete successfully against present or future competitors or that competitive pressures we may face will not force us to cease our operations.

Current and proposed government regulation could inhibit our operations or prevent us from doing any business.

We intend to broker transactions involving alcohol-related products.  Our management does not believe that laws governing the sale of wine apply directly to our company since we will not take physical possession of any property.  Our management believes that we will operate in compliance with all applicable federal and state laws, regulations and policies in all material respects.  However, we cannot guarantee you that the various governmental regulations applicable to the alcohol-based beverage industry will not change and become more stringent to adopt laws that may regulate our activities.  If we fail to comply with applicable laws and regulations, we may be forced to cease operations.

The broader industry involving the distribution of alcohol-based beverages is subject to extensive regulation.  The companies that we will transact with will be required to comply with various laws and regulations and maintain permits and licenses to import, warehouse, transport, distribute and sell wine.  If our business associates fail to comply with such regulations or the conditions of any licenses or permits, they may be forced by the government to discontinue operations and any licenses and permits they possess could be revoked or suspended.  Such an event could inhibit our ability to execute our business.

Taxation on alcohol-based beverages could have a negative impact on sales or profitability.

In the United States, the federal government and individual states impose excise taxes on beverage alcohol products in varying amounts, which have been subject to change.  Increases in excise taxes on beverage alcohol products, if enacted, could adversely affect our financial condition or results of operations.  Our operations may be subject to increased taxation as compared with those of non-alcohol related businesses, which could negatively impact our sales and profitability.

In addition, the beverage alcohol products industry is subject to extensive regulation by state and federal agencies.  The United States Bureau of Alcohol Tobacco and Firearms and the various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers.  In recent years, federal and state regulators have required warning labels and signage.  New or revised regulations or increased licensing fees and requirements could increase the costs of doing business, thereby reducing our potential profitability.

Potential legislative initiatives could affect sales of alcohol products.

The alcohol-based beverage industry has become the subject of considerable societal and political attention in recent years due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol.  Legislation has been introduced in the United States Congress to adopt 0.08% as the national standard.  This federal legislation was not enacted, but could be in the future.  There has also been discussion at the federal and state levels about restricting or prohibiting print or electronic advertising or other promotional activities, including billboard advertising and other promotions which allegedly target youth as potential consumers of alcohol-based beverages.  The passage of such legislation could reduce sales of alcohol-related beverages and thus sales of the products we seek to broker.

The increase in direct shipment programs could decrease our sales and profitability.

In recent years, there has been growth in direct shipments by suppliers such as "wine-of-the-month" programs, Internet-based or toll free direct ordering systems or other direct marketing promotions or programs by wine producers.  These direct sales programs threaten the three-tier regulatory structure currently in place by allowing suppliers or third party shippers to deal directly with consumers.  Although many states have adopted legislation either prohibiting or more closely regulating direct shipments of alcohol-based beverages into those states, these direct marketing programs may lead to reduced consumer purchases from retailers.  As our business relies upon such retailers, our sales may decrease as a result of these direct sales.

Potential class action litigation facing the alcohol industry could subject our suppliers to potential liability.

The alcohol-based beverage industry also faces the possibility of class action or other similar litigation alleging that the continued excessive use or abuse of alcohol-based beverages has caused death or serious health problems.  It is also possible that federal or state governments could assert that the use of alcohol-based beverages has significantly increased that portion of health care costs paid for by the government.  Litigation or assertions of this type have adversely affected companies in the tobacco industry.  It is possible that our suppliers could be named in litigation of this type which could have a negative impact on their business.  In turn, costs may increase to an unsustainable level and force our suppliers out of business.  The loss of any supplier would reduce our revenue generating capabilities.

We will be dependent upon a limited number of suppliers and the loss of any supplier will negatively impact our revenues.

Our management expects the majority of our revenues to be derived from a limited number of suppliers.  Our potential revenues could be negatively affected if we were to lose any suppliers.  We cannot assure you that future acquisitions or mergers between suppliers will not affect our relationships with our suppliers.  The acquisition or merger of one of our suppliers with another supplier who has a relationship with one or more of our competitors could result in the loss of that account.  Competitors in other markets could also enter our markets through the acquisition of one or more distributors with the expectation that suppliers would terminate their relationship with us in order to further consolidate distributors or for other reasons.  The loss of any supplier will reduce our ability to secure products for sale, thereby reducing our revenue generating capabilities.

We may not be able to generate revenues as a wine broker.

Under any brokerage agreement, we will be entirely dependent upon wholesalers with whom we have entered into brokering relationships.  However, we have not identified or entered into any brokerage arrangements and we cannot guarantee you that we will be able to do so.  If we are unable to enter into such relationships, we will be unable to generate revenues until we become an independent importer and wholesaler.

We expect to earn revenues from brokering transactions of approximately 5-25% of the wholesaler’s gross profit, depending upon the terms negotiated with the wholesaler.  In the event a wholesaler is financially unable to satisfy his or her obligations to us, we will not collect any fees.  Additionally, the cost of goods related to the transaction we broker will directly affect the amount we are able to realize as revenues.

As a broker, we will not be able to secure formal and legally-binding exclusive distribution relationships with suppliers that we do business with.  As a result, if a brokerage relationship with a licensed wholesaler is terminated, we may not be able to entice suppliers to continue to utilize our services either as a broker or licensed importer/wholesaler.

Retailers may not purchase our products.

We intend to sell our products principally to retail outlets including specialty and package liquor stores, as well as restaurants.  Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of wholesalers and retailers.  Liquor retailers will generally offer products which compete directly with our portfolio for shelf space and consumer purchases.  Accordingly, there is a risk that these retailers may give higher priority to competing products.  There can be no assurance that any retailers will purchase our products or provide our products with adequate levels of promotional support.

Changes in consumer preferences could reduce demand for our products.

Any change in the preferences for wine by consumers that we fail to anticipate could reduce the demand for the products that we provide.  Decisions about our supplier relationships often are made in advance of sales to retailers.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products, excess inventories and lower profit margins.

We may not be able to attain profitability without additional funding, which may be unavailable.

Nascent Wine Company has limited capital resources.  To date, we have funded our operations from the sale of equity securities and have not generated cash from operations.  Unless we begin to generate sufficient revenues from distributing wine and alcohol-related products to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  No alternative sources of funds are available to us in the event we do not have adequate proceeds from this offering.  However, we believe that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.

Conflicts of interest faced by the top management of Nascent Wine Company may jeopardize our business continuity.

Our operations depend substantially on the skills and experience of Patrick Deparini.  Without employment contracts, we may lose Mr. Deparini to other pursuits without a sufficient warning and, consequently, go out of business.

Mr. Deparini may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, these two individuals may face a conflict in selecting between Nascent Wine Company and his other business interests.  We have not formulated a policy for the resolution of such conflicts.

Because Mr. Deparini has no specific experience in the wine distribution business, Nascent Wine Company may face additional unexpected risks and challenges

Mr. Deparini has no specific experience in the business of alcohol distribution.  Because of that, our company may face additional unexpected risks and challenges.  We cannot guarantee you that we will overcome any such unexpected obstacle.

Purchasers in this offering will have limited control over decision-making because our principal stockholders, officers and directors control the majority of our issued and outstanding common stock.

Our directors and executive officers and their affiliates beneficially own 100% of the outstanding common stock.  As a result of such ownership, investors will have no control over matters requiring approval by our security holders, including the election of directors.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

You may not be able to sell your shares in our company because our common stock is not listed on any exchange.

Our common stock is currently not quoted on any nationally recognized exchanges or trading systems.  Although we expect to undertake steps to attain listing on an exchange for our stock, we cannot assure you that such listing will be attained.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited.  Although we expect to undertake steps that would create a publicly traded market for our stock, the liquidity of our shares may be severely limited.  We cannot guarantee that a meaningful trading market will develop.

The stock of Nascent Wine Company is a speculative investment that may result in losses to investors.

As of the date of this Prospectus, there is no public market for our common stock.  This Prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Nascent Wine Company makes no representation about the value of its common stock.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because Nascent’s stock is likely to be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution

The present owners of our issued and outstanding common stock acquired their holdings at a cost substantially less than what the investors in this offering will pay.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to “Dilution” on page 11.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 3,500,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our directors and officers collectively own all of the 3,500,000 restricted shares or 100% of the aggregate shares of common stock for which the one year holding period has expired.  Thus, sales of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

We are selling the shares offered in this prospectus without an underwriter and may not sell any of the shares offered herein.

The common shares are being offered by us through licensed agents of the issuer on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that we are capable of selling all, or any, of the common shares offered hereby.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our products and services, our ability to expand our customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.  However, the forward-looking statements contained herein are not covered by the safe harbors created by Section 21E of the Securities Exchange Act of 1934.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to commence planned operations and implement our business plan.  Please refer to “Management’s Discussion and Plan of Operation” on page 19 for further information.

We plan to use the proceeds from this offering as follows:

	Minimum		75% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	24,000	100.00	56,250	100.00	75,000	100.00

Offering Expenses
Blue-sky fees	300	1.25	300	0.53	300	0.40
Edgar fees	2,000	8.33	2,000	3.56	2,000	2.67
Escrow fee	500	2.08	500	0.89	500	0.67
Total Offering Expenses	2,800	11.67	2,800	4.98	2,800	3.73

Net Proceeds from Offering	21,200	88.33	53,450	95.02	72,200	96.27

Use of Net Proceeds
Accounting fees	4,800	20.00	4,800	8.53	4,800	6.40
Legal and professional fees	2,250	9.38	2,250	4.00	2,250	3.00
Office equipment and furniture	1,000	4.17	3,000	5.33	3,000	4.00
Office supplies	1,000	4.17	2,000	3.56	2,000	2.67
Salaries	-	-	12,000	21.33	24,000	32.00
Sales and marketing	9,000	37.50	18,000	32.00	21,000	28.00
Working capital [1]	3,150	13.13	11,400	20.27	15,150	20.20

Total Use of Net Proceeds	21,200	88.33	53,450	95.02	72,200	96.27

Total Use of Proceeds	24,000	100.00	56,250	100.00	75,000	100.00

Notes:

(1)  The category of General Working Capital may include printing costs, postage, telephone services, overnight services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, our management considered such factors as the prospects, if any, for similar companies, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  “Net book value” is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.  This is due in part to shares of common stock issued to our officers and directors totaling 3,500,000 shares at par value $0.001 per share versus the current offering price of $0.03 per share.  Please refer to “Certain Transactions” on page 22 for more information.  Our net book value on September 30, 2004, was $467.  Subsequently, an equity investment in the amount of $10,000 was made by an officer and director in November 2004.  In this regard, our net book value is approximately $10,105, or $0.0029 per share.  Assuming all 2,500,000 shares offered are sold, and in effect we receive the maximum estimated proceeds of this offering from shareholders, our net book value will be approximately $0.0142 per share.  Therefore, as an investor, you will suffer an immediate and substantial dilution of approximately $0.0158 per share while our present stockholders will receive an increase of $0.0113 per share in the net tangible book value of the shares that they hold.  This will result in a 52.72% dilution for purchasers of stock in this offering.

In the event that 75% of the maximum proceeds is raised through the sale of 1,875,000 shares, our net book value will be approximately $0.0123 per share.  You will suffer an immediate and substantial dilution of approximately $0.0177 per share while our present stockholders will receive an increase in value of $0.0095 per share in the net tangible book value of the shares they hold.  This will result in a 58.85% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 800,000 shares is achieved, our net book value will be approximately $0.0079 per share.  Therefore, as an investor, you will suffer an immediate and substantial dilution of approximately $0.0221 per share while our present stockholders will receive an increase of $0.0050 per share in the net tangible book value of the shares they hold.  This will result in an 73.56% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering.  The subsequent table represents a comparison of the various prices paid by individuals who have purchased shares in our company previously:

		75% of the
	Minimum	Maximum	Maximum
	Offering	Offering	Offering

Book Value Per Share Before the Offering	$0.0029	$0.0029	$0.0029

Book Value Per Share After the Offering	$0.0079	$0.0123	$0.0142

Net Increase to Original Shareholders	$0.0050	$0.0095	$0.0113

Decrease in Investment to New Shareholders	$0.0221	$0.0177	$0.0158

Dilution to New Shareholders (%)	73.56%	58.85%	52.72%

SELLING SECURITY HOLDERS

None.

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Patrick Deparini, an officer and director of the Company.  Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into our escrow account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Deparini will not receive commissions for any sales he originates on our behalf.  We believe that Patrick Deparini is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Mr. Deparini:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of their participation; and

2.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this Prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, we have not identified the specific states where the offering will be sold.  We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Wendy E. Miller, Esq. Escrow Account fbo Nascent Wine Company (“Escrow Account”).  All subscription agreements and checks should be delivered to Wendy E. Miller, Esq.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Escrow Account pending achievement of the Minimum Offering and no funds shall be released to Nascent Wine Company until such a time as the minimum proceeds are raised.  If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The fee of the Escrow Agent is $500.00.  (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Wendy E. Miller, Esq., 1924 Ivy Point Lane, Las Vegas, Nevada 89134.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.  Investors' failure to pay the full subscription amount will entitle Nascent Wine Company to disregard investors' subscription.  Investors' subscription is not binding and will not become effective unless and until it is accepted.  We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

None of our directors, officers, significant employees or consultants has been convicted in a criminal proceeding, exclusive of traffic violations.

None of our directors, officers, significant employees or consultants has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

None of our directors, officers, significant employees or consultants has been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  Our Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Patrick Deparini (2)	29	President and Director	December 2003 – December 2004

Notes:

(1)  All our directors hold office until the next annual meeting of the stockholders, which shall be held in December of 2004, and until successors have been elected and qualified.  Our executive officers are appointed by our Board of Directors and hold office until they resign or are removed from office.

(2)  Mr. Patrick Deparini has obligations to entities other than Nascent Wine Company.  We expect Mr. Deparini to spend approximately 10-20 hours per week on our business affairs.  At the date of this prospectus, Nascent Wine Company is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Patrick Deparini, President and Director: Mr. Deparini received a Bachelor of Science degree in Finance, with an emphasis on Managerial Finance, from the University of Nevada, Las Vegas.  He currently sits on the board of directors of two privately held corporations: Rise Records, Inc., a Nevada-based entertainment company, and Nascent Group, Inc., a company offering various document preparation and advisory services.  Mr. Deparini currently provides general business advisory services for Rise Records.  His duties with Nascent Group include oversight of all operational aspects from corporate governance to implementation of the Company’s business strategy.  Mr. Deparini is also a paralegal associated with the Law Offices of Harold P. Gewerter, Esq., Ltd., a Las Vegas-based law firm that provides general legal services and specializing in securities law and litigation.  Prior to joining the Law Offices of Harold P. Gewerter, Esq., Ltd., Mr. Deparini provided professional services in the areas of incorporation, corporate consulting, document compilation and development and securities consulting with a privately held company from 1997-2001.

Mr. Deparini handles all of our operations and pursues the realization of our business plan.  Mr. Deparini will devote approximately 10-20 hours per week, seven days a week, to our business operations.  He has been planning and researching our business prior to our incorporation for approximately three years.  During such period, Mr. Deparini has visited wineries, distributors, restaurants and retailers in California, Hawaii, Nevada, Oregon and Washington with the purpose of meeting prospective business contacts to develop potential distribution relationships.  In addition, he has sought education through wine appreciation classes, winery tours and barrel tastings, as well as by participating in a bi-weekly wine tasting group.

BOARD COMMITTEES

We have not yet implemented any board committees as of the date of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Patrick Deparini, President and Director	3,500,000	100.00%	58.00%

	All Directors and Officers as a group (1 person)	3,500,000	100.00%	58.00%

Footnotes

(1)  The address of each executive officer and director is c/o Nascent Wine Company, Inc., 5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146.

(2)  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)  Assumes the sale of the maximum amount of this offering (2,500,000 shares of common stock) by us.  The aggregate amount of shares to be issued and outstanding after the offering is 6,000,000.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

We are authorized to issue 5,000,000 shares of preferred stock, $0.001 par value.  However, we have not issued any preferred stock to date.

PREEMPTIVE RIGHTS

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  We do not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTS

After this offering, we will furnish our shareholders with annual financial reports certified by our independent accountants, and may, at our discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, our Bylaws and certain statutes provide for the indemnification of a present or former director or officer.  We refer you to Item 24 “Indemnification of Directors and Officers,” on page 46.

THE SECURITIES AND EXCHANGE COMMISSION’S POLICY ON INDEMNIFICATION.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of our Company pursuant to any provisions contained in our Articles of Incorporation, or Bylaws, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Nascent Wine Company, Inc. was incorporated in the State of Nevada on December 10, 2002.

Please see Item 26 “Recent Sales of Unregistered Securities” on page 46 for our capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

We were incorporated in the State of Nevada on December 10, 2002 under the name Nascent Wine Company, Inc.  Since our inception, we have not generated any revenues and have accumulated losses in the amount of $3,136.  We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We have yet to commence planned operations.  As of the date of this Prospectus, we have had only limited start-up operations and have not generated any revenues.  We believe that, if we obtain the minimum proceeds from this offering, we will be able to implement our business plan and conduct business pursuant to the business plan for the next 12 months.

Our administrative office is located at 5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146, telephone (702) 580-8565.

Our fiscal year end is December 31.

BUSINESS OF ISSUER

Principal Products And Principal Markets

Our goal is to act as a broker in the distribution of limited-production wines in the State of Nevada.  We intend to focus our efforts on “boutique” wineries, which each typically produce less than an aggregate of 10,000 12-bottle cases per annum.  Generally, boutique producers are unable to secure inter-state distribution relationships due to a lack of brand awareness outside of their regional market.  Many of these wineries rely on word-of-mouth referrals, visitors in their tasting rooms or on reviews and articles published in periodicals and on their own web sites.  Wholesalers, whose individual portfolios may consist of over 4,000 different wines, are typically focused on marketing wineries with an established brand name, which reduces the effort required to sell the wines, thus overlooking smaller producers.  Essentially, these large wholesalers are supplying existing demand.  In addition, large wholesalers also carry hundreds of brands of beers, spirits and non-alcoholic beverages, which make it difficult for large wholesales to devote the time and attention necessary to build a market for boutique wineries.

Conversely, we intend to create brand awareness for boutique wineries and generate demand by directing our efforts on a focused portfolio of between 10-20 wineries in the next 12 months.  We will not maintain any inventory.  Instead, we will function as a broker to connect suppliers with importers and retail outlets.  Furthermore, we intend to dedicate our attention and resources only to wine products rather than a vast portfolio of beer, spirits and non-alcoholic beverages.  We have no relationships with any potential suppliers.

Distribution Methods

Brokering wine sales involves entering into relationships with licensed wholesalers, whereby they import, store and provide back-office support such as excise tax collection and payment.  We are unable to lawfully maintain an inventory of alcohol-related products.  Our role in these transactions will be to pair retailers with suppliers.  Once we have pre-arranged a sale, our management will contact an importer/wholesaler to commence the movement of merchandise from the supplier.  No suppliers or wholesalers have been formally approached by us or our management to enter into distribution relationships with us.  Thus, there can be no assurance that any supplier will agree to be represented by us or that any wholesaler will transport and distribute products we intend to import.

We seek to act as the field marketing and merchandising arm of our suppliers by maintaining regular contact with suppliers, importers, distributors and retailers.  Our marketing and sales activities will be implemented by our officers, directors and any sales representatives we may engage.  We do not have any sales representatives working for us at this time.

We expect to earn a percentage of the wholesaler’s gross profit, depending upon terms to be negotiated with the importer/distributor.  We have not identified or entered into any brokerage arrangements and there can be no assurance that we will be able to do so.  In addition, as a broker, we will not be able to secure formal and legally-binding exclusive distribution relationships with suppliers that we do business with.  As a result, if a brokerage relationship with a licensed wholesaler is severed, we may not be able to entice suppliers to continue to utilize our services.

Industry Background And Competitive Business Conditions

The beverage alcohol industry in the United States consists of three major product categories: wine, beer and distilled spirits.  Since the repeal of Prohibition in 1933, the sale of spirits, wine and beer has been regulated by federal and state governments.  In most states, the alcohol-based beverage industry operates within what is commonly referred to as a “three-tier system” of distribution.  The three tiers are identified as follows:

1.

Tier one is comprised of suppliers, which produce alcohol-based beverages and/or importers of alcohol-based beverages;

2.

Tier two is comprised of distributors; and

3.

Tier three is comprised of retail licensees, including restaurants, bars and liquor stores.

Given the three-tier regulatory structure, the wine and spirits distribution industry varies greatly from distribution businesses serving other industries, such as food, drugs, non-alcohol-based beverages and paper products.  Margins in these other industries are often much lower, as suppliers can compete with, through vertical integration, or bypass distributors.  The three-tier regulatory framework established by federal and state law generally prohibits vertical integration by suppliers and retailers and thereby enhances the stability of the wine distribution industry.

The wine and spirits wholesale distribution business is highly competitive.  There are significant barriers to entry, which, without limitation, include:

1.

Established supplier-distributor relationships – We do not intend to compete for suppliers that are already represented by wholesales in the territories we seek to operate in.  However, as we establish a base of operations and rapport in the industry, we may attempt to coax suppliers from their present relationships to enter into distribution agreements with us.

2.

Specialized distribution equipment –Management believes that our focus as a broker in wine transactions, rather than as a full-fledged importer/distributor, will not require us to move inventory with forklifts and large delivery trucks.  We will rely upon the equipment owned by the wholesalers through whom we will distribute products.

Our portfolio of alcohol products will compete with other alcoholic and non-alcoholic beverages for consumer purchases, as well as shelf space in retail stores, a presence in restaurants and marketing focus by such retailers and restaurants.  We believe that our future growth depends on the effectiveness of initial marketing and distribution efforts, as well as the quality of the offerings from our portfolio of producers.

Principal Suppliers

We have not begun our planned principal operations.  As a result, we do not have not identified any suppliers.

Dependence On One Or A Few Major Customers

While we believe that our operations will rely heavily upon long-term distribution relationships, we have not entered into any such relationships with any customers.

Need For Government Approval

The manufacturing, importation, distribution and sale of alcohol-based beverages is subject to regulation by the federal government through the Department of the Treasury, Bureau of Alcohol, Tobacco and Firearms, as well as by state and local regulatory agencies.  Suppliers, distributors and customers must be properly licensed in order to sell alcohol-based beverages.  In light of the fact that we intend to broker transactions between wineries and retail outlets and are unable to lawfully maintain an inventory of alcohol products, our management does not believe our operations are subject to regulatory approval.

Effect Of Existing Or Probable Government Regulations

Under the three-tier system, suppliers sell to distributors, distributors sell to retailers and retailers sell to consumers.  In certain circumstances, suppliers seeking to sell their wines interstate must sell their wines to an importer in each prospective state.  Importers may be individually licensed as such, or may be dually licensed as both an importer and distributor, depending upon applicable state regulations.  Suppliers may not sell to retailers or consumers and distributors may not sell directly to consumers.  Most states prohibit suppliers or distributors from having an interest in retail licensees.

We intend to broker transactions involving alcohol-related products and will not maintain an inventory of any such product.  Our management does not believe that laws governing the sale of wine apply directly to us since we will not be in physical possession of any alcohol-related inventory.  Our management believes that we will operate in compliance with all applicable federal and state laws, regulations and policies in all material respects.  However, there can be no assurance that the various governmental regulations applicable to the alcohol-based beverage industry will not change and become more stringent to adopt laws that may regulate our activities.

Number of total employees and number of full time employees

We are currently in the development stage.  During the development stage, we plan to rely exclusively on the services of our officers and directors to set up our business operations.  We believe that our operations are currently on a small scale that is manageable by Patrick Deparini, our President and CEO.  There are no other full- or part-time employees.  Our management’s responsibilities are mainly administrative at this time, as our operations are minimal.

In the event 75% of the maximum offering is achieved, we plan to employ a sales representative for a base salary and the ability to earn commissions on sales.  However, in the event less than the maximum offering is raised, we intend to contract sales representatives on an independent contractor basis.  Thus, unless the maximum offering proceeds are realized, sales representatives are not intended to be employees of our company.

REPORTS TO SECURITY HOLDERS

1.

After this offering, we will furnish our shareholders with audited annual financial reports certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

2.

After this offering, we will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.

The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site (http://www.sec.gov).

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

We were incorporated on December 10, 2002.  We have generated no revenues while incurring $3,136 in total expenses.  This resulted in a net loss of $3,136 since our inception, which is attributable to general and administrative expenses and depreciation expense.

Since our incorporation, we have financed our operations through issuances of our common equity.  On December 11, 2002, we paid for expenses in the amount of $492 with common stock in lieu of cash in the amount of 400,000 shares.  On December 18, 2002, we issued 2,000,000 shares of our common stock to our founding shareholder in exchange for cash of $2,000.  On December 31, 2002, we issued 1,100,000 shares of our common stock in exchange for fixed assets valued at $1,111.  All shares were issued to our sole officer and director.  Additionally, on November 3, 2004, our officer and director contributed cash in the amount of $10,000, which is considered additional paid-in capital.

We have not commenced our planned principal operations.  Presently, we are attempting to foster relationships with suppliers and retailers.  Our goal is to foster brokerage relationships with at least 10 wineries in the next 12 months.  No agreements have been entered into or formalized regarding the distribution of wine between suppliers and retailers.  We cannot assure you that we will be able to enter into any relationships with suppliers or that retailers will purchase products from the wineries we may represent.

Our goal is to bring access to regional boutique wines to consumers in Nevada.  We believe that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.  Below is an illustration of the financing needs and anticipated sources of funds for the elements of our business plan that constitute top priorities.  Each material event or milestone listed below will be required until revenues are generated.

1.

Researching and strategically targeting specific wineries that we care able to market our services to.  We expect to use a portion of the funds allocated toward working capital to engage in this activity.

2.

Establish relationships with wineries producing less than approximately 10,000 cases of wine per year through visits with winery owners and winemakers.  Part of the funds set aside for sales and marketing activities are expected to be utilized.

3.

Establish relationships with distributors in Nevada to import and deliver the wines we expect to represent.  Our sales and marketing budget is expected to employed for the advancement of this milestone.

Our ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  Depending on the outcome of this offering we plan to choose one of the following courses:

Plan 1: Minimum offering.  If we raise only the minimum of $24,000 in this offering, we will immediately begin to research wineries we believe are small boutique wineries without representation in the State of Nevada.  This entails, without limitation, reading trade publications, scouring the Internet and contacting individuals in the wine industry.  In order to execute this activity, we plan to use approximately $500 to $1,000 of the $3,150 allocated toward working capital.  The remainder will be held in reserve to cover any unforeseen costs and opportunities.

Our management believes that to generate market awareness of our company and mission, we must initiate and foster relationships throughout the industry.  We will thus allocate $9,000 from the minimum offering toward sales and marketing efforts.  Our sales and marketing efforts are expected to include, without limitation, publication of literature and materials regarding our purpose, as well as travel to visit with winery owners and winemakers, as well as retail customers, to market our services and products.

Office supplies are expected to be $1,000 and consist of packing materials, protective bottle and glass carriers, as well as miscellaneous supplies.

We have budgeted $1,000 for office equipment and furniture, which is expected to consist of a desk, office chair and storage cabinet.

We believe we will be able to execute our business plan adequately and operate as a going concern if the minimum proceeds of this offering are realized.  We do not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.

Plan 2: 75% of the maximum offering.  In the event we raise 75% of the maximum offering, our management will supplement our activities addressed in Plan 1, which is delineated above.  We do not believe we will generate revenues in the first six months of operation from the date the first funds are received from escrow.  We expect to continue to act as a wine broker and boost our brand image and increase our presence in the market by comparatively allocating greater resources to sales and marketing efforts, in the amount of $18,000.

Although working capital increases under this scenario to $11,400, we do not anticipate that the costs of researching our specific target clients will increase materially.  Thus, the difference will be held in reserve for potential unanticipated expenses and/or opportunities.  In the event sufficient sales are not generated in the first six to eight months, our growth could be slower than anticipated.

Under this scenario, we plan to employ a sales representative.  This representative will be paid a base salary of $12,000 and will earn commissions on each sale.

We intend to increase our allocation toward office supplies, which, as stated in Plan 1, consists of packing materials, protective bottle and glass carriers, as well as miscellaneous supplies.  We do not believe these expenditures will increase over the $1,000 we budgeted for given a minimum offering.  The increase in the amount we allotted is to be held in reserve to meet any unexpected increase in these expenditures.

Additionally, we have increased our budget for office equipment and furniture to $3,000.  However, we do not believe these expenditures will increase materially over the $1,000 we budgeted for given a minimum offering.  The increase in the amount we allotted is to be held in reserve to meet any unexpected increase in these expenditures.

Plan 3: Maximum offering.  In the event we raise the maximum of $75,000, we do not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.  Under Plan 3, management will supplement the activities addressed in Plan 2, delineated above.  Working capital increases to $15,150, although we continue to believe that the costs of researching our specific target clients will not increase.  Thus, the difference will again be held in reserve for potential unanticipated expenses and/or opportunities.

We expect to continue to act as a wine broker and boost our brand image and increase our presence in the market by comparatively allocating greater resources to sales and marketing efforts, in the amount of $21,000.

In addition, if the maximum proceeds are raised in this offering, we plan to seek a salaried sales representative.  This representative will be paid a base salary of $24,000 and will earn commissions on each sale.  This funding level should be more than sufficient to fully execute our business plan and growth strategy.  However, there is no guarantee that we will earn any revenues to support our operations.

Regardless of the ultimate outcome and subsequent plan to be implemented, we have budgeted for certain expenditures that shall remain constant.  We expect accounting fees to be $4,800 for the full year 2005, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2005.  Legal and professional fees are expected to aggregate $2,250, and are expected to consist mainly of legal fees, ongoing Edgar conversion costs and various other professional services.  All use of proceeds figures represent our management’s best estimates and are not expected to vary significantly.  However, in the event we incur or expect to incur expenses materially outside of these estimates, we intend to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

The realization of sales revenues in the next 12 months is important for our plan of operations.  However, we cannot guarantee that we will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

Our management does not expect to incur research and development costs.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Our management does not anticipate the need to hire additional employees over the next 12 months.  Currently, we believe the services provided by our officer and director appears sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by one individual.  However, in the event 75% of the maximum offering is achieved, we plan to employ a sales representative for a base salary and the ability to earn commissions on sales.  In the event the minimum offering is raised, we intend to contract sales representatives on an independent contractor basis.  Thus, unless 75% of the maximum offering proceeds are realized, sales representatives are not intended to be employees of our company.  However, there can be no assurance that we will be able to attract sales representatives on either an independent or salaried basis.

We have not paid for expenses on behalf of any of our directors.  Additionally, we believe that this fact shall not materially change.

We have no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

We use an administrative office located at 5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146.  A shareholder is providing the use of conference space, mail acceptance and office space and services at no charge to us for an indefinite time period.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 10, 2002, Patrick Deparini, an officer and director, paid for expenses involved with the incorporation of Nascent Wine Company with his personal funds on our behalf in the amount of $492, in exchange for 400,000 shares of our common stock, par value $0.001 per share.

On December 12, 2002, we issued 2,000,000 shares of our $0.001 par value common stock to Patrick Deparini, in exchange for cash of $2,000.  Please refer to Item 26, “Recent Sales of Unregistered Securities,” on page 46 for more information.

On December 31, 2002, Patrick Deparini contributed equipment to us, valued at $1,111, net of depreciation on such equipment, for common stock in the amount of 1,100,000 par value shares of common stock.

On November 3, 2004, Patrick Deparini provided us with cash in the amount of $10,000.  This amount was donated to us and is considered additional paid-in capital.

Our principal office space is provided at no charge to us by a shareholder of our company.  Please refer to “Description of Property,” on page 22 for more information.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in our common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Nascent Wine Company and our management make no representation about the value of our common stock.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Nascent Wine Company;

2.

There are currently 3,500,000 shares of our common stock held by our sole officer and director that are eligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of November 22, 2004, we have 3,500,000 shares of common stock outstanding.  All of these shares of common stock are beneficially held by our directors and officers.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an “affiliate” of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, we have approximately 3,500,000 shares of $0.001 par value common stock issued and outstanding held by approximately 1 shareholder of record.  Our transfer agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

DIVIDENDS

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Patrick Deparini	2004	-	-	-	-	-	-	-
President and Director	2003	-	-	-	-	-	-	-
	2002	-	-	-	-	-	-	-

DIRECTORS’ COMPENSATION

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since our incorporation on December 10, 2002, we have not paid any compensation to our officers.  We do not have employment agreements with any of our officers, directors of employees.  Any future compensation to be paid to these individuals will be determined by our Board of Directors, and employment agreements will be executed.  We do not currently have plans to pay any compensation to our officers or directors until such time as we are cash flow positive.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

We currently do not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

a)

Audited Financial Statements for the Years Ended December 31, 2003 and 2002

b)

Reviewed Financial Statements for the Periods Ended September 30, 2004 and 2003

a)

Audited Financial Statements for the Years Ended December 31, 2003 and 2002

Nascent Wine Company, Inc.

(A Development Stage Company)

Balance Sheets

as of

December 31, 2003 and 2002

and

Statement of Operations,

Stockholders’ Equity, and

Cash Flows

For the years ended

December 31, 2003 and 2002

and

for the Period

December 10, 2002 (Date of Inception)

through

December 31, 2003

Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984 (tel)

702.362.0540 (fax)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Nascent Wine Company, Inc. (the “Company”) (A Development Stage Company), as of December 31, 2003 and 2002, and the related statement of operations, stockholders’ equity, and cash flows for the years then ended, and for the period from December 10, 2002 (Date of Inception) to December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nascent Wine Company, Inc. (A Development Stage Company) as of December 31, 2003 and 2002, and the results of its operations and cash flows for the years then ended, and for the period December 10, 2002 (Date of Inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had limited operations and have not commenced planned principal operations.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

Las Vegas, NV

November 16, 2004

-31-  F1

Nascent Wine Company, Inc.

(A Development Stage Company)

Balance Sheets

	December 31,
	2003	2002

Assets

Current assets:
Cash	$ 110	$ 2,000
Total current assets	110	2,000

Fixed assets, net	683	1,111

	$ 793	$ 3,111

Liabilities and Stockholders’ Equity

Current liabilities:	$ -	$ -

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 70,000,000 shares
authorized, 3,500,000 and 3,500,000 shares issued and
outstanding as of 12/31/03 and 12/31/02, respectively	3,500	3,500
Additional paid-in capital	103	103
(Deficit) accumulated during development stage	(2,810)	(492)
	793	3,111

	$ 793	$ 3,111

The accompanying notes are an integral part of these financial statements.

-32-  F2

Nascent Wine Company, Inc.

(A Development Stage Company)

Statements of Operations

	For the	December 10, 2002	December 10, 2002
	year ended	(Inception) to	(Inception) to
	December 31,	December 31,	December 31,
	2003	2002	2003

Revenue	$-	$-	$-

Expenses:
General & administrative expenses	1,890	492	2,382
Depreciation expense	428	-	428
Total expenses	2,318	492	2,810

Net (loss)	$ (2,318)	$(492)	$(2,810)

Weighted average number of
shares outstanding – basic and fully diluted	3,500,000	1,785,714

Net (loss) per share – basic and fully diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

-33-  F3

Nascent Wine Company, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

				(Deficit)
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholder’s
	Shares	Amount	Capital	Stage	Equity

December 2002
Issued for expenses	400,000	$400	$92	$-	$492

December 2002
Issued for cash	2,000,000	2,000	-		2,000

December 2002
Issued for fixed assets	1,100,000	1,100	11		1,111

Net (loss)
December 10, 2002
(inception) to
December 31, 2002				(492)	(492)

Balance, December 31, 2002	3,500,000	3,500	103	(492)	3,111

Net (loss)
For the year ended
December 31, 2003				(2,318)	(2,318)

Balance, December 31, 2003	3,500,000	$3,500	$103	$(2,810)	$793

The accompanying notes are an integral part of these financial statements.

-34-  F4

Nascent Wine Company, Inc.

(A Development Stage Company)

Statements of Cash Flows

	For the	December 10, 2002	December 10, 2002
	year ended	(Inception) to	(Inception) to
	December 31,	December 31,	December 31,
	2003	2002	2003
Cash flows from operating activities
Net (loss)	$(2,318)	$(492)	$(2,810)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for expenses	-	492	492
Depreciation	428	-	428
Net cash (used) by operating activities	(1,890)	-	(1,890)

Cash flows from financing activities
Issuance of common stock	-	2,000	2,000
Net cash provided by financing activities	-	2,000	2,000

Net (decrease) increase in cash	(1,890)	2,000	110
Cash – beginning	2,000	-	-
Cash – ending	$110	$2,000	$110

Supplemental disclosures:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash investing and financing activities
Shares issued for expenses	$-	$492	$492
Number of shares issued for expenses	-	400,000	400,000

Shares issued for fixed assets	$-	$1,111	$1,111
Number of shares issued for fixed assets	-	1,100,000	1,100,000

The accompanying notes are an integral part of these financial statements.

-35-  F5

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

Note 1 – Summary of significant accounting policies

Organization

The Company was organized December 10, 2002 (Date of Inception) under the laws of the State of Nevada, as Nascent Wine Company, Inc.  The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

The Company brokers the sale of alcohol-based products.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There are no cash equivalents as of December 31, 2003 and 2002.

Equipment

The cost of equipment is depreciated over the following estimated useful life of the equipment utilizing the straight-line method of depreciation:

Equipment	5 years

Revenue recognition

The Company reports revenue as invoiced upon completion of services rendered.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in general and administrative expenses as of December 31, 2003 and 2002.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003 and 2002.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable.  Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.  No such impairments have been identified by management at December 31, 2003 and 2002.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.  SOP 98-5 is effective for fiscal years beginning after December 15, 1998.  With the adoption of SOP 98-5, there has been little or no effect on the Company’s financial statements.

-36-  F6

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

(Loss) per share

Net (loss) per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”.  Basic (loss) per share is computed by dividing (losses) available to common stockholders by the weighted average number of common shares outstanding during the period.  As of December 31, 2003 and 2002, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information.”  The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities”, an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN No. 46 also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46 will apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements will apply to entities established prior to January 31, 2003 in the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements will apply in all financial statements issued after January 31, 2003. The company has adopted the provisions of FIN No. 46 during the first quarter of fiscal 2003.  FIN No. 46 did not have any impact on the Company’s financial position or results of operations.

-37-  F7

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and with one exception, is effective at the beginning of the first interim period beginning after June 15, 2003. The effect of adopting SFAS No. 150 will be recognized as a cumulative effect of an accounting change as of the beginning of the period of adoption. Restatement of prior periods is not permitted. SFAS No. 150 did not have any impact on the Company’s financial position or results of operations.

Stock-Based Compensation

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation."
Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS No. 123.” This Statement amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 did not have a material impact on the company’s financial position or results of operations.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 2 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not commenced its planned principal operations and it has generated no revenues.  In order to obtain the necessary capital, the Company is seeking equity and/or debt financing.  If the financing does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period.  However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

-38-  F8

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

Note 3 – Fixed assets

Fixed assets as of December 31, 2003 consisted of the following:

Equipment	$ 1,111
Accumulated depreciation	(428)
$ 683

During the years ended December 31, 2003 and 2002, the Company recorded depreciation expense of $428 and $0, respectively.

Note 4 – Income taxes

For the years ended December 31, 2003 and 2002, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2003, the Company had approximately $2,810 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2022

.

The components of the Company’s deferred tax asset are as follows:

	As of December 31
	2003	2002
Deferred tax assets:
Net operating loss carryforwards	2,810	492
Total deferred tax assets	2,810	492

Net deferred tax assets before valuation allowance	2,810	492
Less: Valuation allowance	(2,810)	(492)
Net deferred tax assets	$ -0-	$ -0-

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2003 and 2002.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S.  and State statutory income tax rate to pre-tax loss is as follows:

	Year Ended December 31
	2003	2002
Federal and state statutory rate	$(955)	$(167)
Change in valuation allowance on deferred tax assets	955	167
	$ -0-	$ -0-

-39-  F9

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

Note 5 – Stockholders’ equity

The Company is authorized to issue 70,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

On December 11, 2002, the Company issued 400,000 shares of its $0.001 par value common stock to its sole officer and director in exchange for expenses paid for on behalf of the Company of $492.

On December 18, 2002, the Company issued 2,000,000 shares of its $0.001 par value common stock in exchange for cash of $2,000 to its sole officer and director.

On December 31, 2002, the Company issued 1,100,000 shares of its $0.001 par value common stock in exchange for fixed assets of $1,111 to its sole officer and director.

As of December 31, 2003, there have been no other issuances of common and/or preferred stock.

Note 6 – Warrants and options

As of December 31, 2003 and 2002, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 – Related party transactions

During the year ended December 2002, the Company issued a total of 3,500,000 shares of its $0.001 par value common stock to its sole officer and director.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

Note 8 – Subsequent events

On November 3, 2004, the Company received $10,000 from its sole officer and director which is considered donated capital.

-40-  F10

b)

Reviewed Financial Statements for the Periods Ended September 30, 2004 and 2003

Nascent Wine Company, Inc.

(A Development Stage Company)

Balance Sheet

as of

September 30, 2004

and

Statements of Operations

for the Three and Nine Months Ended

September 30, 2004 and 2003,

and For the Period

December 10, 2002 (Inception) to September 30, 2004

and

Cash Flows

for the Nine Months Ended

September 30, 2004 and 2003,

and For the Period

December 10, 2002 (Inception) to September 30, 2004

Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984 (tel)

702.362.0540 (fax)

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

Board of Directors

Nascent Wine Company, Inc.

(a Development Stage Company)

We have reviewed the accompanying balance sheet of Nascent Wine Company, Inc. (a Nevada corporation) (a development stage company) as of September 30, 2004 and the related statements of operations for the three and nine-months ended September 30, 2004 and 2003 and for the period December 10, 2002 (Inception) to September 30, 2004, and statements of cash flows for the nine-months ended September 30, 2004 and 2003 and for the period December 10, 2002 (Inception) to September 30, 2004.  These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had limited operations and has not commenced planned principal operations.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beckstead and Watts, LLP has previously audited, in accordance with generally accepted auditing standards established by the Public Company Accounting Oversight Board (United States), the balance sheet of Nascent Wine Company, Inc. (a development stage company) as of December 31, 2003, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended (not presented herein) and in our report dated November 16, 2004, we expressed an unqualified opinion on those financial statements.

/s/ Beckstead and Watts, LLP

November 18, 2004

-43-  F1

Nascent Wine Company, Inc.

(A Development Stage Company)

Balance Sheet

September 30,
2004

Assets

Current assets:
Cash	$105
Total current assets	105

Fixed assets, net	362

$467

Liabilities and Stockholders’ Equity

Current liabilities:	$-

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares
authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 70,000,000 shares
authorized, 3,500,000 shares issued and outstanding	3,500
Additional paid-in capital	103
(Deficit) accumulated during development stage	(3,136)
467

$467

The accompanying notes are an integral part of these financial statements.

-44-  F2

Nascent Wine Company, Inc.

(A Development Stage Company)

Statements of Operations

	Three Months Ended		Nine Months Ended		December 10, 2002
	September 30,		September 30,		(Inception) to
	2004	2003	2004	2003	September 30, 2004

Revenue	$-	$-	$-	$-	$-

Expenses:
General and administrative expenses	5	485	5	1,890	2,387
Depreciation expense	107	107	321	321	749
Total expenses	112	592	326	2,211	3,136

(Loss) before provision for taxes	(112)	(592)	(326)	(2,211)	(3,136)

Provision for income taxes	-	-	-	-	-

Net (loss)	$(112)	$(592)	$(326)	$(2,211)	$(3,136)

Weighted average number of
common shares outstanding – basic and fully diluted	3,500,000	3,500,000	3,500,000	3,500,000

Net (loss) per share – basic and fully diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

-45-  F3

Nascent Wine Company, Inc.

(A Development Stage Company)

Statements of Cash Flows

	Nine Months Ended		December 10, 2002
	September 30,		(Inception) to
	2004	2003	September 30, 2004
Cash flows from operating activities
Net (loss)	$(326)	$(2,211)	$(3,136)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for expenses	-	-	492
Depreciation	321	321	749
Net cash (used) by operating activities	(5)	(1,890)	(1,895)

Cash flows from financing activities
Issuance of common stock	-	-	2,000
Net cash provided by financing activities	-	-	2,000

Net (decrease) increase in cash	(5)	(1,890)	105
Cash – beginning	110	2,000	-
Cash – ending	$105	$110	$105

Supplemental disclosures:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

-46-  F4

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

Note 1 - Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2003 and notes thereto.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($3,136) for the period from December 10, 2002 (inception) to September 30, 2004, and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.  Management believes that it has raised enough funds to sustain operations for a period of twelve months.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

Note 3 – Fixed assets

Fixed assets as of September 30, 2004 consisted of the following:

Equipment	$ 1,111
Accumulated depreciation	(749)
$ 362

During the nine months ended September 30, 2004 and 2003, the Company recorded depreciation expense of $321 and $321, respectively.

-47-  F5

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

Note 4 – Related party transactions

The Company does not lease or rent any property.  Office services are provided without charge by a director.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

Note 5 – Subsequent events

On November 3, 2004, the Company received $10,000 from its sole officer and director which is considered donated capital.

-48-  F6

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors.  We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify our directors, officers and employees as follows: Every director, officer, or employee of Nascent Wine Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Nascent Wine Company or is or was serving at the request of Nascent Wine Company as a director, officer, employee or agent of Nascent Wine Company, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Nascent Wine Company.  Nascent Wine Company shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Nascent Wine Company as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered.  We have agreed to pay all costs and expenses in connection with this offering of our common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Blue Sky Qualification Fees	$300
EDGAR Conversion Fees	$2,000
Escrow Fee	$500

Total	$2,800

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

1.

On December 10, 2002, Patrick Deparini, an officer and director, paid for expenses involved with the incorporation of the Company with his personal funds on behalf of the Company in the amount of $492, in exchange for 400,000 shares of common stock of the Company, par value $0.001 per share.

2.

Also on December 18, 2002, the Company issued 2,000,000 shares of our $0.001 par value common stock to Patrick Deparini, in exchange for cash of $2,000.

3.

On December 31, 2002, Patrick Deparini contributed equipment to the Company, valued at $1,111, net of depreciation on such equipment, for common stock in the amount of 1,100,000 par value shares of common stock.  This equipment consisted of a wine storage unit and computer equipment.

At the time of the issuances, Mr. Deparini was in possession of all available material information about us, as he is our officer and director.  On the basis of these facts, Nascent Wine Company claims that both issuances of stock to our founding shareholder qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  We believe that the exemption from registration for these sales under Section 4(2) was available because:

1.

Mr. Deparini is an executive officer of our company full and thus had fair access to all material information about our company before investing,

2.

There was no general advertising and solicitation and

3.

The shares bear a restrictive transfer legend.

EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation filed on December 10, 2002
b) Bylaws adopted on December 12, 2002

5.	Opinion on Legality

Opinion of Wendy E. Miller, Esq.

23.	Consent of Experts and Counsel

a) Consent of Wendy E. Miller, Esq., incorporated by reference to Exhibit 5 of this filing.
b) Consent of Beckstead and Watts, LLP

UNDERTAKINGS

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on November 30, 2004.

Nascent Wine Company, Inc.
(Registrant)

By: /s/ Patrick Deparini
Patrick Deparini
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Patrick Deparini	President, CEO and Director	November 30, 2004
Patrick Deparini

/s/ Patrick Deparini	Chief Financial Officer	November 30, 2004
Patrick Deparini

/s/ Patrick Deparini	Chief Accounting Officer	November 30, 2004
Patrick Deparini

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.